Exhibit 99.2

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK

RUHAMA LIPOW, Individually and On Behalf of All Others Similarly Situated,

Plaintiff,

- against -	OPINION AND ORDER
13 Civ. 9100 (ER)
NET1 UEPS TECHNOLOGIES, INC., SERGE CHRISTIAN P. BELAMANT, and HERMAN GIDEON KOTZE,

Defendants.

Ramos, D.J.:

This case arises out of alleged violations of the Securities Exchange Act of 1934 (the “Exchange Act”) by Net 1 UEPS Technologies (“Net 1” or “the Company”); Serge P. Christian Belamant, Net 1’s co-founder, Chairman of the Board, and Chief Executive Officer; and Herman Gideon Kotze, Net 1’s Chief Financial Officer, Treasurer, and Secretary (collectively, the “Individual Defendants”). The Amended Complaint alleges that Net 1, Belamant and Kotze (collectively, the “Defendants”) made material misstatements and/or omissions relating to Net 1’s attempts to secure contracts in South Africa, causing certain of Net 1’s financial statements and announcements to be materially false and misleading, in violation of Sections 10(b) and 20(a) of the Exchange Act and Securities and Exchange Commission (“SEC”) Rule 10b-5. Lead Plaintiff, Ruhama Lipow, brings suit on behalf of a class of all those who purchased or otherwise acquired Net 1 securities between January 18, 2012 through December 4, 2012 (the “Class Period”), and sustained losses upon the revelation of alleged corrective disclosures (the “Class”). Pending before this Court is Net 1’s Motion to Dismiss pursuant to Rule 12(b)(6) of the Federal Rules of Civil Procedure.1 For the reasons set forth below, Net 1’s motion to dismiss is GRANTED.

I.	Background[2]

A.	Factual Background

i.	The Defendants

Net 1 is a Florida corporation with its principal executive offices in Johannesburg, South Africa that provides financial transaction processing services in emerging economies. Am. Compl. ¶¶ 17, 21. Net 1’s common stock trades on the NASDAQ Global Stock Market under ticker symbol “UEPS.” Id.

Net 1 holds a non-exclusive license to the Universal Electronic Payment System (“UEPS”), a social grant distribution technology. Id. ¶ 2, 21. Net 1 also develops and markets a transaction processing solution using Net 1’s smart card-based alternative payment system for the “unbanked and under-banked populations” of developing economies. Id. ¶ 21. Cash Payment Services (“CPS”), a business unit of Net 1, distributes social welfare grants on a monthly basis to recipients in South Africa by issuing them UEPS smart cards that digitally store their biometric fingerprint and enables them to access their grants securely. Id. ¶¶ 2, 21, 22. Prior to 2012, the South African Social Security Agency (“SASSA”)3contracted with Net 1 to

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1 As of the date of this Order, the Individual Defendants have not been served.

2 The following factual background is based on the allegations in the Amended Complaint, Doc. 21, which the Court accepts as true for purposes of the instant motion. See Koch v. Christie’s Int’l PLC, 699 F.3d 141, 145 (2d Cir. 2012). In addition, the Court considers documents incorporated by reference, legally required public disclosure documents filed with the SEC, any documents that Plaintiff relied upon in bringing the instant action, and any documents the Court may take judicial notice of. See ATSI Commc’ns, Inc. v. Shaar Fund, Ltd., 493 F.3d 87, 98 (2d Cir. 2007) (citing Rothman v. Gregor, 220 F.3d 81, 88 (2d Cir. 2000)); see also infra Section II.C.

3 SASSA, established in 2004 by the South African Social Security Agency Act, is allegedly mandated to “ensure the provisions of comprehensive social security services against vulnerability and poverty within the constitutional and legislative framework.” Id. ¶ 23. distribute grants in five of the nine South African provinces. Id. &para; 24. SASSA contracted with AllPay Consolidated Investment Holdings (Pty) Ltd (“AllPay”) to distribute grants in the other four provinces. Id. ¶ 26. It is the process by which Net 1 obtained the 2012 SASSA contract that underlies the claims in this Amended Complaint.

ii.	The SASSA 2011 Tender Process

On April 15, 2011, SASSA initiated a tender process for a 10 billion ZAR4 ($947 million USD) contract to distribute social grants to the nine provinces in South Africa. Id. ¶¶ 3, 27. According to Plaintiff, the Bid Evaluation Committee (“BEC”) used a two stage process to evaluate bids. Id. ¶ 28. First, the BEC “assessed bids on the merit of the technical solutions offered to fulfill the requirements of the tender.” Id. ¶ 28(c), (d). Bidders that met a minimum score of 70% were selected to give an oral presentation. Id. ¶ 28(d). Second, after the oral presentation, bidders with scores remaining at or above 70%, were evaluated on “financial and preference-point merit.” Id. ¶ 28(f). A separate Bid Adjudication Committee (“BAC”) then awarded the contract. Id. ¶ 28(c).5

The request for proposals (“RFP”) used in the 2011 tender process provided that “all payments of social grants ‘must be secured, preferably, Biometric based[,]’” meaning, in the instant case, primarily on the basis of the grant recipient’s fingerprints. Id. ¶ 29 (emphasis original). SASSA allegedly clarified that “while biometric authentication is preferred, any other methods maybe acceptable if they meet the requirements of para 3.3 .” Id. ¶ 30 (emphasis original). Plaintiff alleges that Paragraph 3.3 required only that the bidders explain how it would ensure that the right beneficiary received the right payment but did not require biometric verification. Id.

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4 ZAR is the abbreviation for the South African rand, the currency of South Africa.

5 The BEC and BAC consisted primarily of senior government employees that were employed in government departments unrelated to SASSA. Id.

Twenty one bidders, including CPS and AllPay, participated in the 2011 tender process. Id. ¶ 32. CPS allegedly offered biometric verification for all beneficiaries. Id. AllPay’s bid provided fingerprint biometric verification for some, but not all, beneficiaries. Id. AllPay allegedly provided an alternative non-biometric verification solution for these beneficiaries. Id. Plaintiff alleges, on information and belief, that CPS and AllPay either submitted their bids in advance of the bid deadline or, alternatively, that SASSA was aware of AllPay’s and CPS’s proposed bids. Id. ¶ 33. On June 10, 2011, five days prior to the bid deadline, SASSA issued Bidders Notice 2. Id. Plaintiff contends that Bidders Notice 2 improperly amended the RFP by changing the “preference” for biometric verification to a “requirement.” Id. ¶¶ 4, 31, 33. Allegedly, CPS was the only bidder that could satisfy the new requirement created by Bidders Notice 2. Id. ¶ 34.

A member of the BEC raised the alleged unfairness of Bidders Notice 2 in a BEC meeting on August 31, 2011. Id. at ¶ 35. According to the meeting minutes, the BEC member allegedly stated that Bidders Notice 2 should never have been issued because it favored one Bidder—presumably CPS—and excluded the other twenty bidders. Id. As a result, the BEC allegedly reviewed the submitted bids based on the original RFP’s “preference” for biometric verification. Id. ¶ 36. AllPay and CPS received scores above 70% and were invited to give oral presentations. Id. During or after the oral presentations, the BEC allegedly reversed course again and applied the standard in Bidders Notice 2’s requiring biometric verification. Id. ¶ 38. Accordingly, AllPay’s score decreased to 58.68% while CPS’s score increased to 82.44% . Id. All bidders but CPS were disqualified. Id. The BEC recommended that CPS be awarded the contract and the BAC accepted the recommendation. Id. ¶ 40. The tender was granted to CPS on January 17, 2012 and the contract between CPS and SASSA was executed on February 3, 2012. Id.

iii.	Net 1’s Allegedly Improper Efforts to Secure the SASSA Contract

Plaintiff alleges that Net 1 engaged in activities that “unfairly influenced the outcome of the SASSA tender process, thus creating a substantial threat of regulatory scrutiny and/or invalidation of the contract.” Id. ¶ 42. Plaintiff points to four professional and/or personal relationships involving parties related to CPS and SASSA that allegedly created conflicts of interest in the tender process and “contributed to SASSA’s decision to skew the RFP process” in favor of CPS. Id. ¶ 43.

First, Plaintiff points to the involvement of Michael Hulley (“Hulley”), who for an unidentified period of time had served as South African President Jacob Zuma’s legal advisor and personal lawyer. Id. ¶ 42(a). Plaintiff and Defendants contentiously dispute whether, before the 2011 tender, Hulley was retained by CPS or SASSA to advise them on settling the lawsuits between the two parties. According to Plaintiff, before the 2011 tender process, CPS allegedly retained Hulley in an effort to settle litigation initiated by CPS against SASSA relating to an earlier SASSA tender process canceled in 2008. Id. Once the 2011 tender process began, CPS’s lawsuits against SASSA were allegedly withdrawn and SASSA allegedly hired Hulley as an advisor for the tender. Id. Plaintiff also contends “upon information and belief” that CPS made payments to Hulley but does not specify who at CPS paid Hulley or why these payments were made. Id. ¶ 5.

Conversely, Net 1 contends that Hulley advised SASSA, not CPS, on settling CPS’s lawsuits. See Def.’s Mem. at 8. A Mail & Guardian article attached by Net 1 to its Motion to Dismiss the Amended Complaint, states that “Hulley played a complex dual role in the [2011 tender] process, which apparently had him first advising SASSA on how to settle a rash of law suits with [CPS] and then switching to a new role in which he . . . provid[ed] ‘commercial, financial, and legal advice’ to the agency.” Declaration in Support of Def.’s Motion to Dismiss (“Hillebrecht Decl.”) Ex. B. Belamant told Mail & Guardian that Hulley was brought in before the tender “in an attempt by SASSA” to settle lawsuits against it brought by CPS. Id. Belamant further described Hulley’s role on behalf of SASSA in the tender process as “manag[ing] the existing law suits” between CPS and SASSA with a view to settling them. Id.

Second, Plaintiff alleges that CPS made a conditional offer of 20% of its SASSA contract to Mosomo Investment Holdings (“Mosomo”),6 a company that had extensive links to Tokyo Sexwale, the Minister of the South African Department of Human Settlements.7 Am. Compl. ¶ 5, 42(b). Although the Complaint is not entirely clear, two different linkages are described between Minister Sexwale and the SASSA contract. First, according to Plaintiff, Mosomo was run by an individual—who Plaintiff does not identify by name—who was formerly the head of corporate finance at a company—also not identified by name—established by Minister Sexwale.Id. ¶ 42(b). Second, a director-general of Minister Sexwale’s Department of Human Settlements, Thabane Zulu (“Zulu”), was a member of the BAC for the 2011 tender. Id. The implication, presumably, is that Minister Sexwale used the influence he had over the BAC through his underling, Zulu, to steer the contract to Mosomo, a company run by another of his underlings.

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6 As explained by Net 1, the South African government requires companies to meet diversity initiatives, including requiring that a certain percentage of a company’s ownership be by Black South Africans. Def.’s Mem. at 8 n.5. Mosomo presumably qualified as a company owned by Black South Africans.

7 The Department of Human Settlements is a department within the government of South Africa dedicated to ensuring South Africans have access to housing. See http://www.dhs.gov.za/content/overview (last visited September 16, 2015).

Third, as reported in Mail & Guardian, Norman Arendse, the chair of the BAC for the previous tender process canceled in 2008, allegedly was offered an “open chequebook bribe” by someone—again not identified by Plaintiff—claiming to represent CPS. Id. ¶ 42(c). The Amended Complaint does not allege when that offer was made or that Mr. Arendse played any role in the 2011 tender process.

Fourth, an individual identified as “Ms. Nhlapo,” who was alleged to have been a member of the BEC for the 2011 tender process, purportedly failed to disclose that she previously sat on the board of an entity called Reflective Learning Resources with an individual identified as “Mr. Yako,” who was alleged to have been the director of “one of CPS’s business partners.” Id. ¶ 42(d). The CPS business partner for which Mr. Yako purportedly served as director is not identified in the Amended Complaint.

iv.	Net 1’s Allegedly False and Misleading Statements

Plaintiff asserts that Net 1’s alleged misrepresentations began when Net 1 announced SASSA’s tender was awarded to CPS but failed to disclose that Net 1 “faced a material risk of regulatory scrutiny and invalidation of the contract,” on which Net 1 depended for a “substantial portion” of its revenue, because Defendants failed to disclose in its announcements that (1) the criteria for the RFP was changed days before the bidding deadline to ensure CPS was the only qualified bidder, and (2) CPS engaged in conduct intended to improperly influence SASSA and the bidding process. Id. ¶¶ 4, 45. According to Plaintiff, Defendants’ statements, discussed in detail below, were materially misleading as a result of their failure to disclose the above information. Id.

On January 18, 2012, Net 1 issued a press release announcing CPS “received a Letter of Award from [SASSA] for the provision of payment services for social grants in all of South Africa’s nine provinces for a period of five years” and quoted Belamant as saying “[o]ur biometric UEPS/EMV technology has enabled us to provide SASSA with a comprehensive, cost effective solution for the payment of approximately fifteen million monthly grants to ten million recipients in rural and urban areas ” Id. ¶ 44; Hillebrecht Decl. Ex. I. The same day, the investment house Janney Montgomery Scott LLC issued a buy rating on Net 1 stock at a price target of $15. Am. Compl. ¶ 46. A day later, on January 19, 2012, Robert W. Baird & Co., another investment advisor, issued an outperform rating for Net 1 stock at a price target of $12. Id.

On February 6, 2012, in another press release, Net 1 announced that CPS “has signed a contract and service level agreement with [SASSA] in terms of the award of the national payment tender as announced on January 17, 2012.” Id. ¶ 47; Hillebrecht Decl. Ex. J.

On February 8, 2012, AllPay filed suit in the High Court (trial level court) of South Africa against multiple parties including SASSA and CPS, seeking to set aside the contract awarded to CPS. Am. Compl. ¶ 48; Hillebrecht Decl. Ex. C. One day later, on February 9, 2012, Net 1 filed its quarterly Form 10-Q with the SEC for the period ending December 31, 2011, signed by Belamant and Kotze. Am. Compl. ¶ 48; Hillebrecht Decl. Ex. F. In the 10-Q, Net 1 disclosed that on the previous day, February 8, 2012, AllPay “filed an application” in the “High Court of South Africa seeking to set aside the award of the SASSA tender to [CPS]” and that CPS was named as a respondent. Id. Net 1 asserted that “[a]s a respondent, we are entitled to oppose the application, and we intend to do so” but disclosed that “[i]f AllPay’s challenge is successful the contract could be set aside.” Hillebrecht Decl. Ex. F. Net 1 also disclosed that “[w]hen SASSA publicly announced the award of the tender to us in January 2012, it stated that it had conducted the tender in accordance with all relevant legislation. While we also believe this to be the case, we cannot predict when the proceeding will be resolved or its ultimate outcome.” Id. In the same 10-Q, Net 1 noted that the contract with SASSA increased Net’s 1 “dependence on our pension and welfare business while also reducing [its] operating margins, at least in the near term” and identified SASSA as its largest customer. Id.

On May 10, 2012, Net 1 filed its quarterly Form 10-Q with the SEC for the period ending March 31, 2012, signed by Belamant and Kotze. Am. Compl. ¶ 49; Hillebrecht Decl. Ex. K. The May 10 Form 10-Q provided more details on how the SASSA contract would be implemented. Id. The 10-Q also reported that the High Court was scheduled to hear AllPay’s challenge to the SASSA contract on May 29, 2012 with a decision expected a few weeks later. Hillebrecht Decl. Ex. K. Net 1 explained in the 10-Q that any party may seek leave to appeal the High Court’s decision but, if leave is granted, the appeals process could take several months. Id. In the same 10-Q, Net 1 disclosed that it “paid certain of our executives and key employees special bonuses of $5.4 million [USD] (ZAR $41.8 million) in recognition of their contributions to the compilation of the successful SASSA tender, the development of the new technologies and the support provided for the implementation of the tender award.” Am. Compl. ¶ 49; Hillebrecht Decl. Ex. K. On May 18, 2012, Janney Montgomery Scott LLC reiterated its buy rating for Net 1 stock. Am. Compl. ¶ 51.

On August 23, 2012, Net 1 filed its quarterly Form 10-Q with the SEC for the period ending June 30, 2012, signed by Belamant and Kotze. Id. ¶ 52; Hillebrecht Decl. Ex. L. The August 23 Form 10-Q reported that the High Court heard AllPay’s challenge at a hearing that took place from on May 29 through 31, 2012, and that Net 1 expected a decision to be reached “during the first quarter of fiscal 2013.” Hillebrecht Decl. Ex. L. Net 1 reiterated the appeals process and again disclosed that it “cannot predict when the proceeding will be resolved or its outcome.” Id. The August 23 Form 10-Q also disclosed that the “SASSA contract has resulted in higher revenues from SASSA during the fourth quarter of fiscal 2012.” Am. Compl. ¶ 52.

v.	Disclosure of the High Court’s Decision

On September 12, 2012, Net 1 issued a press release entitled “Net 1: Court Grants Leave to Appeal.” Hillebrecht Decl. Ex. H. In the Press Release, Net 1 disclosed that the High Court issued a decision on August 28, 2012, holding “that the tender process followed by SASSA was illegal and invalid, but that the award of the tender to CPS would not be set aside and therefore remains valid.” Id. The press release also disclosed that the High Court granted CPS and SASSA leave to appeal the ruling that the tender process was illegal and invalid and also granted AllPay leave to appeal the ruling that the contract between SASSA and CPS should not be set aside.8 Id. In the press release, Net 1 explained that the appeal could take several months and that Net 1 “cannot predict when the proceeding will be resolved or its ultimate outcome.” Id. Net 1 confirmed that the appeal process “does not interrupt Net 1’s right to continue with the execution of the contract with SASSA.” Id.

Plaintiff contends that Net 1’s September 12, 2012 press release was distributed only in South Africa. See Pl.’s Opp’n Mem. at 7. Therefore, Plaintiff alleges that the first time Net 1 investors learned of the High Court’s decision that the SASSA tender process was “illegal and invalid” was on November 8, 2012, two months after the August 28, 2012 decision was issued, in Net 1’s Form 10-Q for the period ending September 30, 2012. Am. Compl. ¶ 54; Hillebrecht Decl. Ex. R. The November 8 10-Q stated that “on August 28, 2012, the High Court ruled that our contract with SASSA remains valid and will not be set aside [but that]: (1) the tender process conducted by SASSA was illegal and invalid; (2) the award of the tender to us is not set aside; and (3) the CEO of SASSA and SASSA, together with us, were ordered to pay costs.” Hillebrecht Decl. Ex. R. Net 1 also disclosed that SASSA and CPS were granted leave to appeal “the ruling that the tender process was illegal and invalid as well as the cost order” and that AllPay was also granted “leave to appeal the ruling that the award of the tender by SASSA to CPS should not be set aside.” Id. The November 8 10-Q reiterated that Net 1 could not predict when the appellate proceeding would be resolved or its ultimate outcome. Id.

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8 The parties’ appeals of the High Court’s rulings were heard by the South African Supreme Court of Appeal. Hillebrecht Decl. Ex. D. On March 27, 2013, the Court of Appeal reversed the High Court’s decision and found the tender process was proper. Id.

Plaintiff alleges that “Net 1 shares fell from $8.87 to $8.39, a decline of over 5%” and on the following trading day “declined to $8.25 . . . and continued its descent thereafter, hitting $7.77 by the end of the month.” Am. Compl. ¶ 55. The Amended Complaint does not allege the exact date the decline occurred. Id. In Plaintiff’s Opposition to Net 1’s Motion to Dismiss, Plaintiff states that Net 1’s stock price declined upon the November 8, 2012 disclosure and elaborated that “[b]y the end of November, Net’s [sic] stock price had fallen to $7.77. ” Pl.’s Opp’n Mem. at 7 (citing Am. Compl. ¶ 55).

vi.	Disclosure of the Regulatory Investigations

On December 4, 2012, Net 1 filed a Form 8-K with the SEC announcing that the U.S. Department of Justice (“DOJ”), the SEC, and the Federal Bureau of Investigation (“FBI”) were investigating whether Net 1 committed “any criminal misconduct in connection with the SASSA tender process.” Am. Compl. ¶ 56. The 8-K states:

On November 30, 2012, we received a letter from the U.S. Department of Justice, Criminal Division (the “DOJ”) informing us that the DOJ and the Federal Bureau of Investigation have begun an investigation into whether Net 1 UEPS Technologies, Inc. and its subsidiaries, including their officers, directors, employees, and agents (collectively, “Net 1”) and other persons and entities possibly affiliated with Net 1 violated provisions of the Foreign Corrupt Practices Act and other U.S. federal criminal laws by engaging in a scheme to make corrupt payments to officials of the Government of South Africa in connection with securing a contract with the South African Social Security Agency to provide social welfare and benefits payments and also engaged in violations of the federal securities laws in connection with statements made by Net 1 in its SEC filings regarding this contract. On the same date, we received a letter from the Division of Enforcement of the Securities and Exchange Commission (the “SEC”) advising us that it is also conducting an investigation concerning our company. The SEC letter states that the investigation is a non-public, fact-finding inquiry.

Id.; Hillebrecht Decl. Ex. A. Plaintiff alleges that Net 1 has spent $10 million defending the investigations. Am. Compl. ¶ 56.

On the same day, December 4, 2012, Net 1 shares allegedly declined $4.62 per share, nearly 59%, and closed at $3.22 per share. Id. ¶ 57.

vii.	The Constitutional Court’s Decision and Net 1’s Disclosure

On November 29, 2013, the Constitutional Court ruled that the tender process by which SASSA awarded the contract to CPS was “constitutionally invalid” but “suspended the declaration of invalidity pending a determination of a just and equitable remedy.” Id. ¶ 59. The Constitutional Court explained that the Bidders Notice 2 “reduced the number of viable bids to one, rendering the process entirely uncompetitive and obviating any true, comparative consideration of cost-effectiveness.” Id. ¶ 60; Hillebrecht Decl. Ex. E. The Constitutional Court also explained that:

deviations from fair process may themselves all too often be symptoms of corruption or malfeasance in the process. In other words, an unfair process may betoken a deliberately skewed process. Hence insistence on compliance with process formalities has a three-fold purpose: (a) it ensures fairness to participants in the bid process; (b) it enhances the likelihood of efficiency and optimality in the outcome; and (c) it serves as a guardian against a process skewed by corrupt influences

Am. Compl. ¶ 43.

Plaintiff alleges that the Constitutional Court “issued a scathing opinion in which it acknowledged evidence of CPS’ improper conduct; and ruled that the SASSA tender process was constitutionally invalid due primarily to the last minute RFP changes which violated regulatory procedure.” Id. ¶ 10. Conversely, Net 1 contends that the Constitutional Court made no findings that CPS acted unethically or corruptly. See Def.’s Mem. at 9 n.7 (citing Hillebrecht Decl. Ex. S).

On April 17, 2014, the Constitutional Court invalidated the SASSA contract and ordered the South African government to open a new tender for the distribution of social welfare grants. Am. Compl. ¶ 62; Hillebrecht Decl. Ex. S. On the same day, Net 1 filed an 8-K announcing the Constitutional Court’s decision. Am. Compl. ¶ 62. According to Plaintiff, “[o]n news of the Constitutional Court’s decision [Net 1’s] shares fell $3.34, a one day decline of over 28%.” Id. ¶ 61. Plaintiff again fails to explicitly identify the date of the decline.

B.	Procedural Background

On September 3, 2013, Daniel Elstein, individually and on behalf of purchasers and those that otherwise acquired Net 1 securities between August 27, 2009 and November 27, 2013, filed a Complaint against Net 1, Belamant and Kotze. Doc. 1. On July 23, 2014, this Court denied Daniel Elstein’s and Ruhama Lipow’s motion to be appointed joint lead plaintiffs. Doc. 20. The Court instead appointed Ruhama Lipow individually as the lead plaintiff. Id. On September 22, 2014, Plaintiff filed an Amended Complaint against Net 1, Belamant, and Kotze. Doc. 21. At a conference held before this Court on November 25, 2014, Net 1 was granted leave to file a Motion to Dismiss the Amended Complaint. On January 16, 2015, Net 1 filed a Motion to Dismiss this action in its entirety. Doc. 28.

II.	Legal Standard

A.	Rule 12(b)(6) Motions to Dismiss: General Legal Standard

When ruling on a motion to dismiss pursuant to Federal Rule of Civil Procedure 12(b)(6), the court must accept all factual allegations in the complaint as true and draw all reasonable inferences in the plaintiff’s favor. Nielsen v. Rabin, 746 F.3d 58, 62 (2d Cir. 2014). The court is not required to credit “mere conclusory statements” or “threadbare recitals of the elements of a cause of action.” Ashcroft v. Iqbal, 556 U.S. 662, 678 (2009) (citing Bell Atl. Corp. v. Twombly, 550 U.S. 544, 555 (2007)); see also id. at 681 (citing Twombly, 550 U.S. at 551). “To survive a motion to dismiss, a complaint must contain sufficient factual matter . . . to ‘state a claim to relief that is plausible on its face.’” Id. at 678 (quoting Twombly, 550 U.S. at 570). A claim is facially plausible “when the plaintiff pleads factual content that allows the court to draw the reasonable inference that the defendant is liable for the misconduct alleged.” Id. (citing Twombly, 550 U.S. at 556). More specifically, the plaintiff must allege sufficient facts to show “more than a sheer possibility that a defendant has acted unlawfully.” Id. If the plaintiff has not “nudged [her] claims across the line from conceivable to plausible, [the] complaint must be dismissed.” Twombly, 550 U.S. at 570; Iqbal, 556 U.S. at 680.

The question in a Rule 12 motion to dismiss “‘is not whether a plaintiff will ultimately prevail but whether the claimant is entitled to offer evidence to support the claims.’” Sikhs for Justice v. Nath, 893 F. Supp. 2d 598, 615 (S.D.N.Y. 2012) (quoting Villager Pond, Inc. v. Town of Darien, 56 F.3d 375, 278 (2d Cir. 1995)). “[T]he purpose of Federal Rule of Civil Procedure 12(b)(6) ‘is to test, in a streamlined fashion, the formal sufficiency of the plaintiff’s statement of a claim for relief without resolving a contest regarding its substantive merits,’” and without regard for the weight of the evidence that might be offered in support of Plaintiffs’ claims. Halebian v. Berv, 644 F.3d 122, 130 (2d Cir. 2011) (quoting Global Network Commc’ns, Inc. v. City of New York, 458 F.3d 150, 155 (2d Cir. 2006)).

B.	Heightened Pleading Standard under Rule 9(b) and the PSLRA

Beyond the requirements of Rule 12(b)(6), a complaint alleging securities fraud must satisfy the heightened pleading requirements of the Federal Rule of Civil Procedure 9(b) and the Private Securities Litigation Reform Act of 1995 (“PSLRA”) by stating the circumstances constituting fraud with particularity. See, e.g., ECA & Local 134 IBEW Joint Pension Trust of Chicago v. JP Morgan Chase Co., 553 F.3d 187, 196 (2d Cir. 2009) (citing Tellabs, Inc. v. Makor Issues & Rights, Ltd., 551 U.S. 308, 319-20 (2007)). Specifically, Rule 9(b) requires that a securities fraud claim based on misstatements must identify: (1) the allegedly fraudulent statements, (2) the speaker, (3) where and when the statements were made, and (4) why the statements were fraudulent. See, e.g., Anschutz Corp. v. Merrill Lynch & Co., Inc., 690 F.3d 98, 108 (2d Cir. 2012) (citing Rombach v. Chang, 355 F.3d 164, 170 (2d Cir. 2004)). Put another way, Rule 9(b) “requires that a plaintiff set forth the who, what, when, where and how of the alleged fraud.” See U.S. ex rel. Kester v. Novartis Pharm. Corp., 23 F. Supp. 3d 242, 251-52 (S.D.N.Y. 2014). Like Rule 9(b), the PSLRA requires that securities fraud complaints “‘specify’ each misleading statement,” set forth the reasons or factual basis for the plaintiff’s belief that the statement is misleading, and “state with particularity facts giving rise to a strong inference that the defendant acted with the required state of mind.” Dura Pharms., Inc. v. Broudo, 544 U.S. 336, 345 (2005) (quoting 15 U.S.C. §§ 78u–4(b)(1), (2)); see also, e.g., Slayton v. Am. Express, Co., 604 F.3d 758, 766 (2d Cir. 2010).

C.	External Documents

“When presented with a motion to dismiss pursuant to Rule 12(b)(6), the Court may consider documents that are referenced in the complaint, documents that the plaintiffs relied on in bringing suit and that are either in the plaintiffs’ possession or that the plaintiffs knew of when bringing suit, or matters of which judicial notice may be taken.” Silsby v. Icahn, 17 F. Supp. 3d 348, 354 (S.D.N.Y. 2014) (citing Chambers v. Time Warner, Inc., 282 F.3d 147, 153 (2d Cir. 2002)), aff’d sub nom., Lucas v. Icahn, No. 14 Civ. 1906, 2015 WL 3893617 (2d Cir. June 25, 2015) (summary order); see also DiFolco v. MSNBC Cable L.L.C., 622 F.3d 104, 111 (2d Cir. 2010). To be incorporated into the complaint by reference, “the [c]omplaint must make a clear, definite and substantial reference to the documents.” Mosdos Chofetz Chaim, Inc. v. Vill. of Wesley Hills, 815 F. Supp. 2d 679, 691 (S.D.N.Y. 2011) (internal quotation marks and citation omitted). The Court may also “take judicial notice of public disclosure documents that must be filed with the Securities and Exchange Commission (“SEC”) and documents that both ‘bear on the adequacy’ of SEC disclosures and are ‘public disclosure documents required by law.’” Silsby, 17 F. Supp. 3d at 354 (citing Kramer v. Time Warner, Inc., 937 F.2d 767, 773-74 (2d Cir. 1991)); see also In re Bank of Am. AIG Disclosure Sec. Litig., 980 F. Supp. 2d 564, 569-70 (S.D.N.Y. 2013), aff’d, 566 Fed. App’x 93 (2d Cir. 2014) (summary order).

Net 1 attaches the South African High Court, Court of Appeal, and Constitutional Court decisions, two press releases from Net 1, and an article from the South African internet publication, Mails & Guardian, to its motion to dismiss. See Hillebretch Exs. B, C, D, E, I, J, S. The Amended Complaint cites and relies on the South African decisions, see Am. Compl. ¶¶ 54, 59, 62, and thereby incorporates them by reference. Judicial notice may also be taken of these decisions. See Global Network Comms, Inc. v. City of New York, 458 F.3d 150, 157 (2d Cir. 2006) (“A court may take judicial notice of a document filed in another court not for the truth of the matters asserted in the other litigation, but rather to establish the fact of such litigation and related filings.”). Thus, the Court will consider the South African courts’ decisions in deciding the present motion. The January 18 and February 6, 2012 press releases from Net 1 are also cited to and relied on in the Amended Complaint, and thus, will also be considered. Am. Compl. ¶¶ 44, 47; Hillebretch Exs. I, J. The Amended Complaint also cites to and relies on the Mail & Guardian article regarding Hulley’s alleged involvement with SASSA and CPS, and is, therefore, incorporated by reference. See Am. Compl. ¶ 42(a); see also Hillebrecht Decl. Ex. B. Lastly, the Amended Complaint also refers to various Form 10-Qs and Form 8-Ks filed by Net 1 with the SEC. See Am. Compl. ¶¶ 7, 48, 49, 52, 54, 56, 62. Net 1 attaches excerpts of these and other SEC forms, filed by Net 1 with the SEC but not referenced in the Amended Complaint, to its motion to dismiss. See Hillebrecht Decl. Exs. A, F, K, L, N, O, Q. This Court will consider documents filed with the SEC in deciding the instant action. See Silsby, 17 F. Supp. 3d at 354.

Plaintiff and Net 1 both attach Google finance historical data containing the daily closing share price for Net 1 during the class period to their respective motions. Hillebrecht Decl. Ex. M; Declaration in Support of Pl.’s Opposition to Def.’s Motion to Dismiss (“Gross Decl.”) Exs. A, B. Since the Amended Complaint references the alleged decrease in stock price as a result of Net 1’s alleged misrepresentations and omissions, see, e.g., Am. Compl ¶ 16, these documents are also incorporated by reference.

Net 1 attaches two documents to its motion to dismiss that Plaintiff contends are not part of the record: the August 28, 2012 Robert W. Baird & Co. Research Report and the September 2012 Net 1 Press Release. See Hillebrecht Decl. Exs. G, H; Pl.’s Opp’n Mem. at 3, 7. While a stock rating issued by Robert W. Baird & Co. in January 2012 is referenced in the Amended Complaint, see Am. Compl. ¶ 46, the August 28, 2012 research report is not. See Hillebrecht Decl. Ex. G. The September 2012 Press Release is also not referenced or relied on by the Amended Complaint. Id. Ex. H. However, “[m]atters of which judicial notice can be taken include press coverage establishing what information existed in the public domain during periods relevant to the plaintiffs’ claims.” Def.’s Mem. at 3 n.3; see also In re Bank of Am. AIG Disclosure Sec. Litig., 980 F. Supp. 2d at 570 (“the District Court simply took judicial notice of Appellees’ exhibits for the purpose of establishing that the information in the various documents was publicly available.”) (citing Staehr v. Hartford Fin. Serv. Grp., Inc., 547 F.3d 406, 425-26 (2d Cir. 2008)). Accordingly, this Court may take judicial notice of the August 28, 2012 research report and September 2012 Press Release.

III.	Discussion

Section 10(b) of the Exchange Act prohibits using or employing, “in connection with the purchase or sale of any security . . . any manipulative or deceptive device or contrivance,” 15 U.S.C. § 78j(b), while SEC Rule 10b-5, promulgated thereunder, creates liability for a person who makes “any untrue statement of a material fact or . . . omit[s] to state a material fact . . . in connection with the purchase or sale of any security.” In re OSG Sec. Litig., 971 F. Supp. 2d 387, 397 (S.D.N.Y. 2013) (quoting 17 C.F.R. § 240.10b -5 (1951)). To state a private civil claim under Section 10(b) and Rule 10b-5, a plaintiff must plead that: (1) the defendant made a material misrepresentation or omission, (2) with scienter, i.e., a wrongful state of mind, (3) in connection with the purchase or sale of a security, and (4) that the plaintiff relied on the misrepresentation or omission, thereby (5) causing economic loss. Dura, 544 U.S. at 341-42; see also, e.g., Lattanzio v. Deloitte & Touche LLP, 476 F.3d 147, 153 (2d Cir. 2007); Kalnit v. Eichler, 264 F.3d 131, 138 (2d Cir. 2001). Net 1 contends that Plaintiff fails to adequately plead actionable omissions, a strong inference of scienter, and loss causation, and therefore, the action must be dismissed. Def.’s Mem. at 5, 15, 22.

A.	Section 10(b): Scienter

“[W]hile § 10(b) has been described and may have been contemplated as a ‘catchall’ provision, ‘what it catches must be fraud.’” In re Livent, Inc. Noteholders Sec. Litig., 151 F. Supp. 2d 371, 413 (S.D.N.Y. 2001) (quoting Chiarella v. U.S., 445 U.S. 222, 234-35 (1980)). Section 10(b) and Rule 10b-5 require plaintiffs to allege a state of mind demonstrating “an intent to deceive, manipulate or defraud,” also known as scienter. Ganino v. Citizens Utils. Co., 228 F.3d 154, 168 (2d Cir. 2000) (citing Ernst & Ernst v. Hochfelder, 425 U.S. 185, 193 n.12 (1976)); see also, e.g., In re Philip Servs. Corp. Sec. Litig., 383 F. Supp. 2d 463, 469 (S.D.N.Y. 2004). To satisfy the PSLRA’s pleading requirements for scienter, a plaintiff must allege facts with particularity that would give rise “to a strong inference that the defendant acted with the required state of mind.” ECA, 553 F.3d at 198 (quoting 15 U.S.C. § 78u-4(b)(2)(A)) (internal quotation marks omitted). As Supreme Court precedent dictates, a “strong inference” that a defendant acted with a certain intent is one that is “more than merely plausible or reasonable—it must be cogent and at least as compelling as any opposing inference of nonfraudulent intent.” Tellabs, 551 U.S. at 314 (emphasis added). This inquiry goes beyond the ordinary Rule 9(b) framework and requires courts to consider “not only inferences urged by the plaintiff . . . but also competing inferences rationally drawn from the facts alleged.” Id.

A plaintiff may establish scienter by alleging facts that either (1) show that the defendant had both the “motive and opportunity” to commit the alleged fraud, or (2) “constitute strong circumstantial evidence of conscious misbehavior or recklessness.” ECA, 553 F.3d at 198; see also Lerner v. Fleet Bank, N.A., 459 F.3d 273, 290-91 (2d Cir. 2006). The relevant inquiry for the Court “is whether all of the facts alleged, taken collectively, give rise to a strong inference of scienter, not whether any individual allegation, scrutinized in isolation, meets that standard.” In re Magnum Hunter Res. Corp. Sec. Litig., 26 F. Supp. 3d 278, 291-92 (S.D.N.Y. June 23, 2014) (citing Tellabs, 551 U.S. at 322-23) (emphasis original); see also ECA, 553 F.3d at 198; Medis Inv. Grp. v. Medis Tech., Ltd., 586 F. Supp. 2d 136, 141 (S.D.N.Y. 2008) (“In order to determine whether a complaint has adequately pleaded scienter, a court should examine all of the facts alleged collectively or ‘holistically’ (without parsing individual allegations), and take into account any inference concerning scienter—supporting or opposing—which can be drawn from the complaint.”), aff’d, 328 Fed. App’x 754 (2d Cir. 2009) (summary order). “According to the Supreme Court, the critical inquiry is: ‘[w]hen the allegations are accepted as true and taken collectively, would a reasonable person deem the inference of scienter at least as strong as any opposing inference?’ If so, then scienter has been adequately pleaded. If not, the case may be dismissed.” Medis Inv. Grp., 586 F. Supp. 2d at 141 (citing Tellabs, 551 U.S. at 326).

“When the defendant is a corporate entity . . . the pleaded facts must create a strong inference that someone whose intent could be imputed to the corporation acted with the requisite scienter.” Teamsters Local 445 Freight Div. Pension Fund v. Dynex Capital Inc., 531 F.3d 190, 195 (2d Cir. 2008). The “most straightforward way to raise such an inference for a corporate defendant” in most cases is “to plead it for an individual defendant,” however, there may be some instances where a plaintiff may allege scienter as to a corporate defendant without also alleging scienter as to an individual defendant. Id.; Vining v. Oppenheimer Holdings Inc., No. 08 Civ. 4435 (LAP), 2010 WL 3825722, at *12 (S.D.N.Y. Sept. 29, 2010) (“a plaintiff can raise an inference of corporate scienter by establishing scienter on behalf of an employee who acted within the scope of his employment.”) (internal citation omitted). “A strong inference of corporate scienter may also be appropriate ‘where a corporate statement is so important and dramatic that it would have been approved by corporate officials sufficiently knowledgeable about the company to know that the announcement was false.’” In re Gentiva Secs. Litig., 932 F. Supp. 2d 352, 384 (S.D.N.Y. 2013) (citing Vining, 2010 WL 3825722, at *13).

i.	Motive and Opportunity

“A complaint has sufficiently alleged ‘motive and opportunity to commit fraud’ if it pleads facts showing that the defendant ‘benefited in some concrete and personal way from the purported fraud.’” Van Dongen v. CNinsure Inc., 951 F. Supp. 2d 457, 468 (S.D.N.Y. 2013) (quoting Novak v. Kasaks, 216 F.3d 300, 307-08 (2d Cir. 2000)). While “the opportunity to commit fraud is generally assumed where the defendant is a corporation or corporate officer,” id. (collecting cases), general motives common to most corporate officers do not constitute “motive” for the purpose of establishing scienter. ECA, 553 F.3d at 198. Therefore, the desire for the corporation to appear profitable and the desire to keep stock prices high to increase officer compensation do not suffice to establish a motive. Van Dongen, 951 F. Supp. 2d at 468 (citing Novak, 216 F.3d at 307). There does not seem to be a dispute that the Individual Defendants, by virtue of their positions at Net 1, had the opportunity to commit fraud. What is disputed, however, is whether the Individual Defendants had the requisite motive.

Plaintiff alleges that the fact that Net 1 executives, including Belamant and Kotze, received “massive monetary awards for their roles in securing the SASSA contract,” establishes their motive to defraud investors regarding the SASSA contract. See Pl.’s Opp’n Mem. at 16-17; Am. Compl. ¶ 49; Hillebrecht Decl. Ex. K. However, “incentive compensation can hardly be the basis on which an allegation of fraud is predicated.” ECA, 553 F.3d at 201 (citing Acito v. IMCERA Grp., Inc., 47 F.3d 47, 54 (2d Cir. 1995)); Van Dongen, 951 F. Supp. 2d at 468 (citing Novak, 216 F.3d at 307). “If scienter could be pleaded solely on the basis that defendants were motivated because an inflated stock price or improved corporate performance would increase their compensation, virtually every company in the United States that experiences a downturn in stock price could be forced to defend securities fraud actions.” ECA, 553 F.3d at 201 (citing Acito, 47 F.3d at 54); In re Axis Holdings Ltd. Secs. Litig., 456 F. Supp. 2d 576, 593-94 (S.D.N.Y. 2006) (“the law is clear that the desire of individual defendants to keep their jobs or increase their compensation by artificially inflating stock price is not sufficient to establish motive.”); see also In re JP Morgan Chase Secs. Litig., 363 F. Supp. 2d 595, 622 (S.D.N.Y. 2005) (finding allegations that the individual defendants defrauded JPM Chase shareholders to receive multimillion-dollar performance based bonuses were “deficient, as they involve motives that are generally possessed by most corporate directors and officers.”). Moreover, Defendants assert that part of the bonuses paid to the executives, including the Individual Defendants, were paid in restricted stock that vested in February 2013. See Def.’s Mem. at 17 n.12 (citing Hillebrecht Decl. Ex. Q). This fact counsels against finding motive to defraud for two reasons. First, Defendants accepted bonuses paid in part in stock despite the fact that the tender process was allegedly improper, and therefore, subject to invalidation. Second, Defendants retained these shares. See In re MRU Holdings Sec. Litig., 769 F. Supp. 2d 500, 516 (S.D.N.Y. 2011) (“retention of shares . . . [is] inconsistent with the allegation that [defendants] harbored information that the Company’s financial health was in grave jeopardy”) (internal quotation marks and citations omitted).

To get around this well settled principle, Plaintiff attempts to characterize these bonuses as going beyond the “usual financial incentive arrangements of compensation based on the company’s earnings,” which courts outside of the Second Circuit have found “may be considered among other facts to show scienter.” Pl.’s Opp’n Mem. at 16 (citing Aldridge v. A.T. Cross Corp., 284 F.3d 72, 83 (1st Cir. 2002) and others).9 Plaintiff relies on only two decisions from this district. See id. at 16 n.8. However, this reliance is unavailing. The In re ITT Educational Services court never decided whether the plaintiff adequately plead scienter. See In re ITT Educ. Services, Inc. Sec. and Shareholder Derivatives Litig., 859 F. Supp. 2d 571, 581 (S.D.N.Y. 2012) (finding “no well-plead actionable misstatements, it would [therefore] be impossible for the Court to conclude that the Compliant sufficiently alleges scienter.”). The In re Wellcare Management Group, Inc. Securities Litigation, 964 F. Supp. 632 (N.D.N.Y. 1997) decision is similarly unhelpful to Plaintiff. Other courts in this Circuit have questioned the decision in light of the Second Circuit’s decision in Acito. See In re Donna Karan Int'l Secs. Litig., 97 Civ. 2011 (CBA), 1998 WL 637547, at *19 (E.D.N.Y. Aug. 14, 1998) (“To the extent that the Wellcare decision can be understood to find a motive to commit fraud based solely upon the existence of incentive compensation, it appears inconsistent with the Second Circuit’s decision in Acito.”). The In re Axis Capital Holdings court also explained that the Wellcare “court noted that it could not ‘sustain the plaintiffs’ claims on the basis of motive if scienter rests solely on the fact that individual defendants stood to benefit by way of employment incentives,’ but nevertheless found motive sufficiently alleged because of other evidence of fraudulent intent.” 456 F. Supp. 2d at 594 (citing In re Wellcare Mgmt. Grp. Inc. Secs. Litig., 964 F. Supp. at 639).

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9 Other courts in this district have found that reliance on Aldridge v. A.T. Cross Corp., 284 F.3d 72 (1st Cir. 2002) is misplaced because “the First Circuit, contrary to controlling Second Circuit authority, deems ‘self-interested motivation of defendants in the form of saving their salaries or jobs’ evidence of scienter.” In re Omnicom Group, Inc. Sec. Litig., No. 02 Civ. 4483 (RCC), 2005 WL 735937 at *12 (S.D.N.Y. Mar. 30, 2005); see also Fadem v. Ford Motor Co., 352 F. Supp. 2d 501, 525 (S.D.N.Y. 2005), aff’d, 157 Fed. App’x 398 (2d Cir. 2005) (summary order). Moreover, Plaintiff makes no allegations similar to those found in Aldridge, i.e., that Defendants were motivated to engage in the alleged actions in order to save their jobs or the company.

Plaintiff also contends that she sufficiently alleges Defendants’ motive to defraud because Defendants “clearly . . . benefited from expanding its customer base for marketing pay day loans and funeral policies” through the SASSA contract. See Pl.’s Opp’n Mem. at 26; Am. Compl. ¶ 25 (“Net 1 brazenly admits in its SEC filings that one risk to losing the SASSA contract is that its: business strategy relies on our ability to leverage the social welfare recipient cardholder base to provide them with additional financial and other services. If we cannot successfully do this, we may not be able to grow our business and our financial performance could suffer.”). However, the desire for a corporation to expand its customer base is a generic motive similarly possessed by most corporations, and thus, is insufficient to plead scienter. See In re JP Morgan Chase Secs. Litig., 363 F. Supp. 2d at 619, 621 (“Generalized allegations of intent to maintain lucrative business relationships and to establish new ones do not set forth a motive for scienter purposes.”).

Because Plaintiff alleges only generic motives possessed by most, if not all, corporations, the Court does not find that Defendants “benefited in some concrete and personal way from the purported fraud.” See Van Dongen, 951 F. Supp. 2d at 468 (quoting Novak, 216 F.3d at 307). Therefore, Plaintiff has failed to make a sufficient showing that the Individual Defendants had a motive to commit fraud.

ii.	Circumstantial Evidence

An inference of scienter also may arise where a complaint sufficiently alleges that the defendants “engaged in deliberately illegal behavior . . . knew facts or had access to information suggesting that their public statements were not accurate . . . or . . . failed to check information they had a duty to monitor.” Novak, 216 F.3d at 311. In order to establish scienter under the conscious misbehavior theory, Plaintiff “must show conduct by defendants that is at the least highly unreasonable and which represents an extreme departure from the standards of ordinary care to the extent that the danger was either known to the defendant or so obvious that the defendant must have been aware of it.” In re Initial Pub. Offering Sec. Litig., 358 F. Supp. 2d 189, 216 (S.D.N.Y. 2004) (quoting Kalnit, 264 F.3d at 142) (internal quotation marks omitted). To the extent that plaintiffs assert that defendants had access to contrary facts, the complaint must “specifically identify the reports or statements containing this information.” Id. at 574-75 (citing Dynex, 531 F.3d at 196). Moreover, “[r]ecklessness in the scienter context cannot be merely enhanced negligence.” In re JP Morgan Chase Sec. Litig., 363 F. Supp. 2d at 624; Medis Inv. Grp., 586 F. Supp. 2d at 142 (“To properly allege recklessness, the plaintiff must plead ‘a state of mind approximating actual intent, and not merely a heightened form of negligence.’”) (citing Novak, 216 F.3d at 312). “Where the plaintiff pleads scienter by conscious misbehavior or recklessness rather than motive, ‘the strength of the circumstantial allegations must be correspondingly greater.’” Medis Inv. Grp., 586 F. Supp. 2d at 141-42 (citing Kalnit, 264 F.3d at 142); see also In re Bayou Hedge Fund Litig., 534 F. Supp. 2d 405, 415 (S.D.N.Y. 2007) (noting that “the strength of the recklessness allegations must be greater than that of allegations of garden-variety fraud, and the inference of recklessness must be at least as compelling as any opposing inferences.”) (emphasis original).

The circumstantial evidence relied on by Plaintiff to establish Defendants engaged in conscious misbehavior or acted with recklessness fall into four categories: (1) Defendants’ positions at Net 1, (2) that the allegedly false and misleading statements related to Net 1’s core operations,10 (3) the DOJ’s and SEC’s investigations into Net 1’s activities in the 2011 tender process, and (4) information disclosed in connection with the AllPay litigation. However, the first three of these four categories cannot serve to independently establish scienter and the fourth is insufficient as pled.

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10 As discussed infra, the “core operations” theory allows courts to draw an inference of scienter where the misrepresentations and omissions allegedly made by defendants were about their “core operations.” See In re Wachovia Equity Sec. Litig., 753 F. Supp. 2d 326, 353 (S.D.N.Y. 2011). However, it is not clear this theory has survived the passage of the PSLRA. Id. Here, Plaintiff alleges that because Defendants’ misrepresentations and omissions are about the SASSA contract, which Plaintiff contends is essential to Net 1’s success, and therefore, is properly categorized as part of Defendants’ “core operations,” scienter may be inferred. Pl.’s Opp’n Mem. at 18.

Plaintiff claims that the Individual Defendants had knowledge of the alleged materially false and misleading statements because of their positions at Net 1, see Am. Compl. ¶ 75, and because the information at issue went to the core of Net 1’s business. Pl.’s Opp’n Mem. at 18. However, to establish an inference of scienter, Plaintiff must do more than allege that the Individual Defendants had or should have had knowledge of certain facts contrary to their public statements simply by virtue of their high-level positions. See In re Nokia Oyj (Nokia Corp.) Sec. Litig., 423 F. Supp. 2d 364, 406 (S.D.N.Y. 2006) (holding that generalized allegations that the individual defendants “knew, or should have known, that they were misrepresenting material facts, based on their senior positions in the company” are insufficient to establish scienter); Johnson v. Siemens AG, No. 09 Civ. 5310 (JG) (RER), 2011 WL 1304267, at *15 (E.D.N.Y. Mar. 31, 2011) (finding that the lead plaintiff could not allege that the defendants engaged in deliberately illegal behavior simply by virtue of their high-level positions, general responsibilities, and their access to inside information) (internal citations omitted). “Courts in this Circuit have long held that accusations founded on nothing more than a defendant’s corporate position are entitled to no weight.” City of Brockton Retirement Sys. v. Avon Prod., Inc., No. 11 Civ. 4665 (PGG) 2014 WL 4832321, at *19 (S.D.N.Y. 2014); see also Bd. of Trustees of City of Ft. Lauderdale Gen. Employees’ Ret. Sys. v. Mechel OAO, 811 F. Supp. 2d 853, 873 (S.D.N.Y. 2011), aff’d sub nom. Frederick v. Mechel OAO, 475 Fed. App’x 353 (2d Cir. 2012) (Summary Order).

Similarly, the “core operations” theory at most constitutes “supplemental support” for alleging scienter but does not independently establish scienter. See New Orleans Employees Ret. Sys. v. Celestica, Inc., 455 Fed. App’x 10, 14 n.3 (2d Cir. 2011) (summary order) (declining to decide whether the fact that the alleged misrepresentations related to the defendant’s “core operations” was sufficient on its own to establish scienter but noting that the concept that “allegations of a company’s core operations . . .. can provide supplemental support for allegations of scienter, even if they cannot establish scienter independently” has support in the case law); see also In re Wachovia Equity Sec. Litig., 753 F. Supp. 2d at 353 (“the Court considers ‘core operations’ allegations to constitute supplementary but not independently sufficient means to plead scienter.”); Freudenberg v. E*Trade Fin. Corp., 712 F. Supp. 2d 171, 201 (S.D.N.Y. 2010) (finding that the plaintiffs adequately plead scienter where one of many allegations was that the misstatements concerned the defendants’ core operations).11

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11 Net 1 contends that the “core operations” doctrine has not survived the passage of the PSLRA. See Def.’s R. Mem. at 6; see also Shemian v. Research In Motion Ltd., No. 11 Civ. 4068 (RJS), 2013 WL 1285779, at *18 (S.D.N.Y. 2013) (“this Court has carefully considered the continued viability of the ‘core operations’ inference in light of the PSLRA’s heightened pleading requirement and found it lacking”); see also Johnson v. Sequans Commc’ns S.A., No. 11 Civ. 6341 (PAC), 2013 WL 214297, *17-18 (S.D.N.Y. 2013). The Second Circuit has not determined the continued viability of the “core operations” theory since the passage of the PSLRA in 1995 and courts within the Second Circuit have come to conflicting decisions, with the majority finding that the “core operations” doctrine may provide support for but not an independent basis of scienter. See In re Wachovia Equity Sec. Litig., 753 F. Supp. 2d at 353 (“The seminal ‘core operations’ case in the Second Circuit, Cosmas v. Hassett, 886 F.2d 8, 13 (2d Cir. 1989), preceded the PSLRA by six years, and post-PSLRA decisions in other circuits have cast doubt on the strength of the ‘core operations’ inference.”); see also In re Molycorp, Inc. Sec. Litig., No. 13 Civ. 5697 (PAC), 2015 WL 1097355, at *12 (S.D.N.Y. Mar. 12, 2015) (appealed on August 17, 2015) (“while the Second Circuit has expressed some support for the idea that the core operations doctrine survived the enactment of the PSLRA in some form, the majority approach has been to consider such allegations as a supplementary but not independently sufficient means to plead scienter.”); In re Turquoise Hill Resources Ltd. Sec. Litig., No. 13 Civ. 8846 (LGS), 2014 WL 7176187, at *8 (S.D.N.Y. Dec. 16, 2014) (“Courts in this Circuit have observed, there is considerable doubt whether the core operations doctrine survived enactment of the PSLRA [explaining that] allegations of a company’s core operations . . . can provide supplemental support for allegations of scienter, [but] they cannot establish scienter independently.”).

Plaintiff also relies on the existence of government investigations into whether Net 1 engaged in criminal misconduct during the 2011 tender to “bolster the strong inference of scienter.” Pl.’s Opp’n Mem. at 19. “[W]hile the existence of an investigation alone is not sufficient to give rise to a requisite cogent and compelling inference of scienter, it may be considered by the Court as part of its analysis.” In re Gentiva Secs. Litig., 932 F. Supp. 2d at 380 (finding that the allegations viewed as a whole did not give rise to a compelling inference of scienter); see also City of Brockton Retirement Sys., 2014 WL 4832321, at *24 (“[T]he existence of an investigation alone is not sufficient to give rise to a requisite cogent and compelling inference of scienter.”); In re Bristol Myers Squibb Co. Sec. Litig., 586 F. Supp. 2d 148, 168 (S.D.N.Y. 2008) (finding the allegation that “the Department of Justice launched an investigation into the Apotex settlement negotiations” was one of many allegations that established a strong inference of scienter).

Accordingly, the only circumstantial evidence alleged by Plaintiff that can form an independent basis to establish scienter is “the information revealed through the AllPay Litigation.” However, Plaintiff in her papers does not elaborate on what information was revealed through the AllPay litigation. Plaintiff merely states that “[t]he complaint particularizes specific acts undertaken by Net 1 that cumulatively support an inference of highly questionable conduct on the Company’s part in its zeal to secure the SASSA contract” and cites to the Amended Complaint paragraph 43.12 Pl.’s Opp’n Mem. at 18-19. Despite Plaintiff’s failure to identify exactly what information was revealed by the AllPay litigation, she argues that Defendants engaged in improper conduct intended to influence the tender process and that this “pattern of misconduct . . . gives rise to a strong inference that Defendants’ knew or recklessly ignored that the ‘award’ of the contract was flawed, subject to reconsideration and ultimately rebidding.” Pl.’s Opp’n Mem. at 12; see also Am. Compl. ¶¶ 4, 45, 73.

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12 Paragraph 43 states that “[u]pon information and belief, the foregoing acts and relationships [the alleged conflicts of interest listed in paragraph 42 and discussed infra] contributed to SASSA’s decision to skew the RFP process to insure that only Net 1 prevailed” and quotes the Constitutional Court’s statement that deviations from fair process may themselves all too often be symptoms of corruption or malfeasance in the process. In other words, an unfair process may betoken a deliberately skewed process. Hence insistence on compliance with process formalities has a three-fold purpose: (a) it ensures fairness to participants in the bid process; (b) it enhances the likelihood of efficiency and optimality in the outcome; and (c) it serves as a guardian against a process skewed by corrupt influences.

Plaintiff contends that Net 1’s “key misrepresentation” across all of their statements “is the failure to disclose the last minute change to the bid process [through Bidders Notice 2] which irrevocably altered the outcome” and allegedly resulted in the amplified risk of regulatory scrutiny and invalidation of the SASSA contract. Pl.’s Opp’n Mem. at 14. Plaintiff alleges that Defendants knew that CPS would be the only bidder able to comply with Bidders Notice 2’s requirement for biometric verification, see Am. Compl. ¶ 34, for three reasons. First, Plaintiff alleges, and Defendants do not dispute, that Defendants were aware of Bidders Notice 2 because any bidders notice was allegedly required to be “published.” See Pl.’s Opp’n Mem. at 10. Second, Plaintiff relies on the fact that CPS allegedly hired Hulley—although this fact is rigorously contested by Defendants—and therefore, was aware of what Plaintiff characterizes as Hulley’s improper role in the tender process. Id. Third, Plaintiff contends that Defendants knew about each of the alleged relationships, characterized as conflicts of interest, involving the committees, the BAC and BEC, that awarded the SASSA contract. Id. at 10-11 (citing Am. Compl. ¶¶ 42-47).

Am. Compl. ¶ 43.

Net 1 asserts that it only had an obligation to disclose Bidders Notice 2 if it knowingly attempted, or was aware of an attempt, to amend the RFP process in order to improperly benefit CPS to the detriment of the other bidders. See Def.’s Mem. at 2. However, according to Net 1, Plaintiff’s failure to sufficiently plead that Defendants were engaged in or aware of any improper conduct is fatal to her claim that Defendants knew Bidders Notice 2 created a critical defect in the tender process and thus, obligated Net 1 to disclose this information. See Def.’s R. Mem. at 1, 4. Net 1 is correct. Plaintiff fails to adequately allege that Defendants engaged in misconduct, or that they knew or were reckless in not knowing that Bidders Notice 2 created a critical defect in the 2011 tender process, and thus, Plaintiff fails to plead a strong inference of scienter.

The alleged conflicts of interest regarding Hulley, the BAC, and the BEC do not support an inference that Defendants were aware of Bidders Notice 2’s impact on the tender process. Plaintiff does not allege that Defendants had access to or were aware of the substance of the other proposals or knew whether other bidders were able to provide the biometric verification allegedly required by Bidders Notice 2. Plaintiff only makes allegations regarding SASSA’s awareness, not Defendants’, of the bidders’ proposals. See Am. Compl. ¶ 3 (“Just five days before the June 15, 2011 bid deadline, but after bids had been submitted, SASSA ‘amended’ the RFP to now require ‘biometric verification’ of all social grant beneficiaries prior to each payment, a requirement it knew at the time that only CPS could satisfy.”); id. ¶ 33 (“SASSA issued Bidders Notice 2 on June 10, 2011. Though the deadline for bids was June 15, 2011, on information and belief, CPS and AllPay had submitted their bids in advance thereof (or alternatively, SASSA had access to information regarding the different verification features offered in each bidder’s proposal).”). Without this knowledge, Defendants could not have known that CPS was the only bidder able to meet the alleged new requirement of biometric verification. The alleged conflicts of interest relied on by Plaintiff do not remedy this insufficiency, even if Defendants were aware of these alleged conflicts.

First, according to Plaintiff, before the 2011 tender, CPS allegedly “brought in” Hulley to advise it on how to settle its lawsuits against SASSA related to the tender canceled in 2008.13 Am. Compl. ¶ 42(a). Allegedly, once the 2011 tender process began, the litigation between CPS and SASSA stopped and Hulley was hired by SASSA as an advisor on the 2011 tender, ultimately won by CPS. Id. Plaintiff’s allegations suggest that Hulley represented two clients on two related but distinct matters. To the extent that Plaintiff attempts to imply that Hulley’s alleged advisory role to both SASSA and CPS improperly influenced SASSA to award the contract to CPS and/or that CPS dropped its litigation against SASSA in exchange for the 2011 tender being awarded to CPS, these allegations alone are insufficient to make such a leap. Even taking these inferences as true, Plaintiff fails to allege how this alleged conflict of interest supports an inference that Defendants were aware that Bidders Notice 2 benefitted them above all of the other bidders.

Second, Net 1 announced a deal to transfer 20% of the SASSA contract to Mosomo. Id. ¶ 42(b). According to Plaintiff, the conflict of interest arose here because Mosomo is run by an individual (not named by Plaintiff), that was the former head of corporate finance at a company (also not named by Plaintiff) established by Sexwale and because Sexwale’s Human Settlements director-general, Zulu, was allegedly a member of the 2011 tender BAC. Id. Net 1 is three steps removed from Zulu: (1) Net 1 awarded 20% of the SASSA contract to a company, Mosomo, (2) Mosomo is run by the former head of corporate finance for a different company established by Sexwale, and (3) Zulu was a member of the BAC for the 2011 tender. Id. These allegations fail to establish that Defendants were aware of the alleged connection between Net 1 and Zulu or, if known, that this connection was improper. Moreover, these alleged conflicts of interest fail to satisfy Rule 9(b)’s pleading requirement that plaintiffs “set forth the who, what, when, where and how of the alleged fraud.” See U.S. ex rel. Kester v. Novartis Pharm. Corp., 23 F. Supp. 3d at 251-52. Plaintiff does not identify the individual running Mosomo, does not identify the company that the unidentified individual running Mosomo previously worked for as the head of corporate finance, and does not identify during what time period the unidentified individual worked as the head of corporate finance at the unidentified company. Most importantly, Plaintiff does not allege how this tenuous relationship was improper and resulted in the alleged fraudulent omissions.

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13 Net 1 contends that Hulley advised SASSA, not CPS, on the possibility of settling litigation brought by CPS against SASSA. See Def.’s Mem. at 8. However, even taking Plaintiff’s allegation as true—that Hulley was brought in by CPS to advise it on settling its lawsuits against SASSA—Plaintiff fails to sufficiently allege that this relationship resulted in Defendants’ knowledge that the tender process was improper and thus, may result in investigation and invalidation of the awarded contract.

Third, the chair of the BAC for the previous tender process canceled in 2008, Norman Arendse, allegedly was offered an “open chequebook bribe” by someone claiming to represent CPS. Id. ¶ 42(c). While improper if true, Plaintiff does not specify whether the alleged bribe was offered in relation to the 2008 tender process, for which Arendse was the BAC chair, or the 2011 tender process, which Arendse is not alleged to have any involvement in. Id. There are also no allegations that the Individual Defendants or anyone else at Net 1 or CPS involved in the 2011 tender were aware of this alleged prior conduct. Here, as in the second alleged conflict of interest, Plaintiff also fails to satisfy the heightened pleading requirement of Rule 9(b). Plaintiff does not identify when the alleged bribe occurred or who made the alleged bribe.

Fourth, Ms. Nhlapo, identified by Plaintiff as a member of the BEC for the 2011 tender process, purportedly failed to disclose that she previously sat on the board of Reflective Learning Resources with Mr. Yako, the director of one of CPS’s business partners. Id. ¶ 42(d). This alleged conflict is even more tenuous than the others, as here, the alleged conflict of interest involves a “business partner” of CPS, not CPS or Net 1. Plaintiff also fails to allege that Defendants knew about this alleged conflict or that it was improper.

These tenuous alleged conflicts fail to support an inference that Defendants were aware of the effect of Bidders Notice 2 on the 2011 tender process or caused Defendants to know or be reckless in not knowing that the overall tender process was improper. In fact, in three of the four alleged conflicts, Plaintiff fails to adequately allege that Defendants were aware of the conflicts or, even if Defendants were aware, that these alleged conflicts were improper.

Plaintiff’s citation to the Constitutional Court’s statement that “deviations from fair process may themselves all too often be symptoms of corruption or malfeasance in the process,” Pl.’s Opp’n Mem. at 19, does not change the above analysis. Plaintiff fails to sufficiently plead a strong inference that Defendants were aware of the deviations, and thus, had the intent to defraud or mislead. Moreover, once Defendants became aware that the tender process and its role in the tender process was being investigated, Defendant disclosed this information. See Am. Compl. ¶¶ 48, 56; see also Section III.B.ii.

Viewing the allegations holistically, the inference of scienter is not “as compelling as any opposing inference of nonfraudulent intent.” Tellabs, 551 U.S. at 314; In re Bristol Myers Squibb Co. Sec. Litig., 586 F. Supp. 2d at 168. Plaintiff’s sole independent basis for alleging scienter—information presented through the AllPay litigation specifically that Defendants were aware of or engaged in conflicts of interest and improperly attempted to influence SASSA—fails to establish a strong inference of scienter. Evidence that may provide supplemental support for finding scienter, therefore, also fails. Specifically, Plaintiff’s allegations that Defendants must have had actual knowledge about the allegedly false and misleading statements because of their positions at Net 1, and/or because the alleged misstatements and omissions allegedly relate to Net 1’s “core operations” cannot support an inference of scienter where none exists. See In re Molycorp, Inc. Sec. Litig., 2015 WL 1097355, at *12. Similarly, the government investigations cannot bolster allegations of scienter that do not exist, and, as currently plead, the government investigations are just that, investigations. See In re Gentiva Sec. Litig., 932 F. Supp. 2d at 363, 380 (finding no strong inference of scienter alleged despite the fact that two government agencies were investigating the defendants where no determination regarding whether to take action or close the investigations had been made).

Net 1’s long term investment in implementing the SASSA contract also counsels against finding a strong inference of scienter. See Def.’s Mem. at 22; Hillebrecht Decl. Ex. F (“Although we expect our revenues from our new SASSA contract to increase . . . as we roll out our distribution service to all beneficiaries in all nine provinces, we also expect to incur significant increases in operating expenses. We will also be required to make significant capital expenditures to build out our infrastructure across South Africa As a result, despite the higher volumes of payments, as we implement the new contract, these additional expenses are likely to result in lower operating margins in our pension and welfare business, both in the short-term and perhaps on a longer term basis.”); Ex. R (“Since inception of the implementation we have incurred cumulative capital expenditures of $24.5 million.”); see also In re UBS AG Sec. Litig., No. 07 Civ. 11225 (RJS), 2012 WL 4471265, at *12 (S.D.N.Y. Sept. 28, 2012) (“the mere fact that UBS made substantial investments in mortgage-related securities, as alleged in the Amended Complaint, undercuts Plaintiffs’ ability to plead a ‘strong inference’ of scienter.”), aff’d sub nom. City of Pontiac Policemen's and Firemen's Retirement Sys. v. UBS AG, 752 F.3d 173 (2d Cir. 2014).

In sum, Plaintiff’s allegations do not demonstrate that the Defendants knew of and either consciously or recklessly disregarded the alleged impropriety, the alleged amplified risk of investigation into the 2011 tender process, and the resulting possibility that the contract may be invalidated. Because the Amended Complaint does not raise a strong inference of scienter, Plaintiff’s §10(b) claim fails.

B.	Section 10(b): Material Misstatements and Omissions

In order to survive a motion to dismiss, Plaintiffs must establish that Defendants “made a statement that was ‘misleading as to a material fact.’” Matrixx Initiatives, Inc. v. Siracusano, 131 S. Ct. 1309, 1318 (2011) (quoting Basic Inc. v. Levinson, 485 U.S. 224, 238 (1988)) (emphasis in original). “A violation of Section 10(b) and Rule 10b-5 premised on misstatements cannot occur unless an alleged material misstatement was false at the time it was made.” In re Lululemon Sec. Litig., 14 F. Supp. 3d 553, 571 (S.D.N.Y. 2014), aff’d, 604 Fed. App’x 62 (2d Cir. 2015) (citing San Leandro Emergency Med. Grp. Profit Sharing Plan v. Philip Morris Cos., Inc., 75 F.3d 801, 812-13 (2d Cir. 1996)) (emphasis in original). The Second Circuit has repeatedly indicated that plaintiffs cannot simply assert that a statement is false—“they must demonstrate with specificity why . . . that is so.” Rombach, 355 F.3d at 174.

Where the alleged violations of Section 10b and Rule 10b-5 are based on allegations that the defendant “omitted to state a material fact necessary to make the statement . . . not misleading; the complaint shall specify each statement alleged to have been misleading, the reason or reasons why the statement is misleading.” 15 U.S.C. §78u-4(b)(1)(B). “[I]f an allegation regarding [a] statement or omission is made on information and belief, the complaint shall state with particularity all facts on which that belief is formed.” Id.

A defendant’s silence is not misleading where no duty to disclose exists. Basic, 485 U.S. at 239 n.17. “A duty to disclose arises whenever secret information renders prior public statements materially misleading, not merely when that information completely negates the public statement.” In re Time Warner Inc. Sec. Litig., 9 F.3d 259, 268 (2d Cir. 1993). “Disclosure of an item of information is not required, however, simply because it may be relevant or of interest to a reasonable investor.” Resnik v. Swartz, 303 F.3d 147, 154 (2d Cir. 2002). A defendant does not have a duty “to accuse itself of wrongdoing” or to disclose information where it is equally available, widely reported, or “so basic that any investor could be expected to know it.” Monroe Cnty. Employees’ Ret. Sys. v. YPF Sociedad Anonima, 15 F. Supp. 3d 336, 349 (S.D.N.Y. 2014) (internal citations omitted); In re Citigroup, Inc. Sec. Litig., 330 F. Supp. 2d 367, 377-78 (S.D.N.Y. 2004), aff’d sub nom. Albert Fadem Trust v. Citigroup, Inc., 165 Fed. App’x 928 (2d Cir. 2006) (summary order). However, “when a corporation chooses to speak—even where it lacks a duty to speak—it has a duty to be both accurate and complete.” Richman v. Goldman Sachs Grp., Inc., 868 F. Supp. 2d 261, 273 (S.D.N.Y. 2012) (citing Caiola v. Citibank, N.A., 295 F.3d 312, 331 (2d Cir. 2002)); In re ITT Educ. Services, Inc. Sec. and Shareholder Derivatives Litig., 859 F. Supp. 2d at 575 (“Rule 10b-5 imposes no duty to disclose all material, nonpublic information, [but] once a party chooses to speak, it has a duty to be both accurate and complete.”). Even then, a defendant must reveal only those facts, “if any, that are needed so that what was revealed would not be so incomplete as to mislead.” Richman, 868 F. Supp. 2d at 273 (citing In re Bristol Myers Squibb Co. Sec. Litig., 586 F. Supp. 2d at 160).

Plaintiff alleges that Net 1’s statements in its January 18 and February 6, 2012 press releases, its February 9 and May 10, 2012 Form 10-Qs, and its August 23, 2013 Form 10-K were “false and misleading” because they failed to disclose (1) the defective tender process resulting in CPS as the only viable bidder, and (2) that CPS engaged in conduct intended to influence SASSA in the bidding process.14 Am. Compl. ¶¶ 4, 44-53; see also Pl.’s Opp’n Mem. at 10. According to Plaintiff, this created a material risk that the awarded contract could be, and ultimately was, subject to regulatory scrutiny and invalidation. Pl.’s Opp’n Mem. at 10; see also Am. Compl. ¶ 45. Plaintiff asserts that “[h]aving chosen to trumpet the benefits of the [SASSA contract] award and the benefits of implementation thereof, Defendants were duty bound to disclose the commensurate risks as well.” Pl.’s Opp’n Mem. at 11. The issue is therefore, whether Net 1’s statements regarding the SASSA contract required Net 1 to provide additional information in order to avoid misleading investors. See In re ITT Educ. Services, Inc. Sec. and Shareholder Derivatives Litig., 859 F. Supp. 2d at 578-79.

i.	Failure to Disclose Bidders Notice 2

As discussed supra at Section III.A.ii, Defendants fail to adequately allege a strong inference that Defendants knew or were reckless in not knowing that the bidding process improperly favored CPS. Accordingly, even if the statements touting the award of the SASSA contract and its implementation were misleading, Plaintiff fails to allege that Defendants’ intention in making those statements was to mislead investors at that time. Plaintiff also fails to allege that at the time Defendants made these statements, that the statements were “inaccurate or incomplete.” Richman, 868 F. Supp. 2d at 273. The Amended Complaint does not allege that Defendants were aware of the risks of investigation and invalidation at the time the statements were made. Once Defendants became aware of AllPay’s challenge to the 2011 tender and the potential impact of that challenge, Net 1 disclosed the potential invalidation of the SASSA contract. See Am. Compl. ¶ 48.

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14 Despite the statements in the Amended Complaint, Plaintiff explicitly states that she is not seeking to hold Net 1 liable for failing to disclose its alleged effort to improperly influence the 2011 tender process. See Pl.’s Opp’n Mem. at 12. In Plaintiff’s Opposition to Net 1’s Motion to Dismiss, she states that she “is not asserting that the failure to disclose [Net 1’s alleged effort to improperly influence the bidding process] or to otherwise impugn its own conduct in securing the SASSA contract, are actionable misstatements.” Id.; but see Am. Compl. ¶¶ 4, 45 (alleging that Net 1 “failed to disclose” and “hid from investors” that “CPS had engaged in conduct it intended to improperly influence SASSA and the bidding process.”). Plaintiff instead contends that the allegations of Net 1’s improper conduct establish a “pattern of misconduct which gives rise to a strong inference that Defendants knew or recklessly ignored that the ‘award’ of the contract was flawed, subject to reconsideration and ultimately rebidding.” Pl.’s Opp’n Mem. at 12. Plaintiff also claims that Net 1 “[b]y attributing the Company’s success solely to legitimate practices, . . . implicitly (and falsely) warranted that there were no illegal practices contributing to that success.” Id. at 11 (citing In re Syncor Int’s Corp. Sec. Litig., 239 Fed. App’x 318, 320 (9th Cir. 2007)).

ii.	Failure to Disclose the “Amplified Risk” of Regulatory Scrutiny and Potential Invalidation of the SASSA Contract

Plaintiff’s contention that Net 1 was obligated, but failed, to disclose that Net 1 faced a material risk of regulatory scrutiny and invalidation of the contract fails for another reason, Am. Compl. ¶¶ 45, 47; see also Pl.’s Opp’n Mem. at 11, namely that “[d]efendants cannot be held liable for failing to disclose what would have been pure speculation.” In re Par Pharm., Inc. Secs. Litig., 733 F. Supp. 668, 678 (S.D.N.Y. 1990) (finding no generalized duty to disclose the potential impact of a “bribery scheme” on a company, as “the company was not obligated to speculate as to the myriad of consequences, ranging from minor setbacks to complete ruin, that might have befallen the company if the bribery scheme was discovered, disclosed or terminated.”). Therefore, where an outcome is merely speculative, the duty to disclose does not attach. See Acito, 47 F.3d at 53 (finding no duty to disclose negative consequences from a failed factory inspection where it was not a “foregone conclusion” that consequences would materialize); Richman, 868 F. Supp. 2d at 273 (“defendants [a]re not bound to predict as the ‘imminent’ or ‘likely’ outcome of the investigations that indictments of [the company] and its chief officer[s] would follow, with financial disaster in their train.”) (alternations in original); In re Axis Capital Holdings Ltd. Sec. Litig., 456 F. Supp. 2d at 586 (“Assuming, arguendo, that an anticompetitive scheme was adequately pled, defendants were under no duty to disclose the risk that contingent commission agreements might be discontinued.”); In re Marsh & Mclennan Cos., Inc. Sec. Litig., 501 F. Supp. 2d 452, 471 (S.D.N.Y. 2006) (“With respect to a company’s failure to disclose impending litigation, there is no requirement to make disclosures predicting such litigation, absent an allegation that the litigation was substantially certain to occur during the relevant period.”); In re Citigroup, Inc. Sec. Litig., 330 F. Supp. 2d at 377-78 (finding “Citigroup was not required to make disclosures predicting such litigation” and “litigation risks associated with its Enron-related, analysis/investment banking and reporting activities”); c.f. Pennsylvania Public School Employees’ Ret. Sys. v. Bank of Am. Corp., 874 F. Supp. 2d 341, 348, 351-52 (S.D.N.Y. 2012) (finding the risk posed by mortgage electronic registration system (“MERS”) was not speculative because “courts had in fact found problems with MERS” and specifically “found that mortgage holders and servicers [like BOA] could not foreclose on mortgages transferred via MERS” because of issues involved with proving “good title” to the mortgage). Even assuming arguendo that Defendants acted improperly, Plaintiff fails to plead that it was more than mere speculation that (1) the tender process would be investigated, and (2) that a potential investigation would result in the invalidation of the SASSA contract. The procedural posture of the AllPay litigation further supports the fact that the invalidation of the SASSA contract was speculative. The South African High Court actually upheld the SASSA contract despite finding the 2011 tender process invalid, as did the Court of Appeal.15 See Hillebrecht Decl. Exs. C, D. The SASSA contract was invalidated by the South African Constitutional Court, reversing the lower courts’ decisions, only after over two years of litigation. Id. Ex. S.

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15 The Court of Appeal reversed the High Court’s finding that the tender process was invalid. See Hillebrecht Decl. Ex. D.

Additionally, once these risks materialized, Net 1 made the appropriate disclosures. On February 9, 2012, Net 1 filed a Form 10-Q with the SEC stating that on February 8, 2012, AllPay filed an application in the High Court of South Africa seeking to set aside the award of the SASSA tender and warning that “[i]f AllPay’s challenge is successful, the contract could be set aside.” Id. Ex. F (emphasis added). In the same Form 10-Q, Net 1 disclosed information regarding the 2011 tender process: “[w]hen SASSA publicly announced the award of the tender to us in January 2012, it stated that it had conducted the tender in accordance with all relevant legislation. While we also believe this to be the case, we cannot predict when the proceeding will be resolved or its ultimate outcome.” Id.16

With regard to the disclosure that “the contract could be set aside,” Net 1 disclosed the exact risk at issue—that the SASSA contract may be invalidated. Net 1 was not obligated to include additional details of AllPay’s publicly-filed court pleadings. See Ross v. Lloyds Banking Group, PLC, No. 11 Civ. 8530 (PKC), 2012 WL 4891759 at *9 (S.D.N.Y. Oct. 16, 2012) (finding defendant’s disclosure that the entity at issue “was reliant on government funding to maintain liquidity” was not misleading where the defendant did not also disclose the specific type of government funding received), aff’d, 546 Fed. App’x 5 (2d Cir. 2013); Richman, 868 F. Supp. 2d at 273 (finding a corporation only must reveal the facts “that are needed so that what was revealed would not be so incomplete as to mislead.”); Monroe Cnty. Employees’ Ret. Sys.,

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16 On November 8, 2012, in a Form 10-Q filed with the SEC, Net 1 disclosed, allegedly for the first time, the High Court’s decision finding the 2011 tender process invalid and illegal. Am. Compl. ¶ 54. On December 4, 2012, Net 1 disclosed in a Form 8-K filed with the SEC, that various U.S. regulatory agencies, the SEC, DOJ, and FBI, were investigating whether Net 1 engaged in criminal misconduct in connection with the 2011 SASSA tender process. Id. ¶ 56. Plaintiff does not allege that these disclosures were materially false or misleading. 15 F. Supp. 3d at 349 (internal citations omitted) (“There is no duty to disclose information that is equally available to both parties [or] that has been widely reported in readily available media.”).

Regarding the disclosure that Net 1 believed SASSA “conducted the tender in accordance with all relevant legislation,” Net 1 contends, and Plaintiff does not dispute, that this statement is an opinion. “Plaintiffs who charge that a statement of opinion . . . is materially misleading, must allege with particularity provable facts to demonstrate that the statement of opinion is both objectively and subjectively false.” Podany v. Robertson Stephens, Inc., 318 F. Supp. 2d 146, 153-54 (S.D.N.Y. 2004) (internal citations and quotations omitted); see also In re Time Warner Inc. Sec. Litig., 9 F.3d at 266 (explaining that opinions may form the basis for a securities fraud action where there are sufficient allegations “to support the inference that the defendants either did not have these favorable opinions . . . when they made the statements or that the favorable opinions were without a basis in fact.”). The Supreme Court recently explained, in the context of a Section 11 action, that “a statement of opinion is not misleading just because external facts show the opinion to be incorrect” and “is not necessarily misleading when an issuer knows, but fails to disclose, some fact cutting the other way.” See Omnicare, Inc. v. Laborers Dist. Council Const. Indus. Pension Fund, 135 S.Ct 1318, 1328-29 (2015). The Court however noted that situations exist where an opinion may be misleading, such as where a party makes a statement “with knowledge that the Federal Government was taking the opposite view.” Id. at 1328. As discussed supra at Section III.A.ii, Plaintiff does not adequately plead that Net 1 was aware of or participated in the alleged wrongdoing that would make its opinion that SASSA followed adequate protocols “without a basis in fact” or show that Net 1 did not have this “favorable opinion” when the statement was made.17 Accordingly, Plaintiff also fails to state actionable misstatements or omissions.

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17 Because the Court finds Plaintiff does not sufficiently allege material misrepresentations or omissions, the Court does not decide whether Net 1’s statements constitute forward-looking statements afforded safe harbor pursuant to the PSLRA. See In re Nokia Oyj (Nokia Corp.) Sec. Litig., 423 F. Supp. 2d 364, 400 (S.D.N.Y. 2006) (describing the PSLRA’s safe harbor provision) (citing 15 U.S.C. § 78u–5(c)(1)(A)(i)).

C.	Section 10(b): Loss Causation

Plaintiff’s failure to adequately plead either scienter or a misstatement or omission is dispositive. Thus, the Court need not reach the issue of loss causation. See In re UBS AG Sec. Litig., 2012 WL 4471265, at *22 (“Because the issue of scienter . . . proves fatal to Plaintiffs’ Section 10(b) . . . the Court need not reach the UBS Defendants’ arguments regarding . . .. loss causation”); Hutchinson v. Perez, No. 12 Civ. 1073 (HB), 2012 WL 5451258, at *8 (S.D.N.Y. Nov. 8, 2012) (“Since the Court must dismiss the Amended Complaint if Plaintiff fails to adequately plead scienter, I need not reach loss causation or misleading statements and omissions under the PSLRA.”) amended, No. 12 Civ. 1073 (HB), 2013 WL 93171 (S.D.N.Y. Jan. 8, 2013); Footbridge Ltd. v. Countrywide Home Loans, Inc., No. 09 Civ.4050 (PKC), 2010 WL 3790810, at *22 (S.D.N.Y. Sept. 28, 2010) (“I need not reach the issue of whether the SAC alleges loss causation because the SAC fails to allege a misstatement or that defendants acted with scienter.”). Since loss causation is premised on the assumption that a misstatement or omission concealed something from the market, see Lentell v. Merrill Lynch & Co., 396 F.3d 161, 173 (2d Cir. 2005), Plaintiff cannot demonstrate loss causation where they have failed to establish any such misrepresentation.

D.	Section 10(b): The Individual Defendants

This Court has the power to dismiss a complaint against the non-moving Individual Defendants, so long as it is exercised cautiously and on notice. See Wachtler v. Cnty. of Herkimer, 35 F.3d 77, 82 (2d Cir. 1994) (affirming the district court’s dismissal of a claim against a defendant who neither filed an appearance nor moved for dismissal since plaintiff was on notice from motion of other defendants and had an opportunity to be heard); see also Alki Partners, L.P. v. Vatas Holding GmbH, 769 F. Supp. 2d 478, 499 (S.D.N.Y. 2011) (dismissing §§ 10(b) and 20(a) claims against an individual defendant who did not appear in the case or join in the other defendants’ motions because the plaintiffs’ claims against him failed for the same reasons they failed against the other defendants), aff’d sub nom. Alki Partners, L.P. v. Windhorst, 472 Fed. App’x 7 (2d Cir. 2012) (summary order). Although the Individual Defendants have not yet been served, Net 1’s motion put Plaintiff on notice of the grounds for dismissal and Plaintiff was afforded an opportunity to respond. See Def.’s Mem. at 1; Def.’s R. Mem. at 10 n.12 (“While the Individual Defendants remain unserved and this motion is being brought by Net 1, the AC should certainly be dismissed with prejudice as against them in all respects.”). Plaintiff has not established scienter on behalf of the Individual Defendants, see supra at Section III.A.i, ii; nor has Plaintiff demonstrated that the Individual Defendants were aware of or participated in any improper conduct. See id. These deficiencies are fatal to Plaintiff’s §10(b) claims against Net 1 and the Individual Defendants alike. Therefore, Plaintiff’s § 10(b) claim against the Individual Defendants is dismissed.

E.	Section 20(a)

Plaintiff also brings claims against the Individual Defendants under § 20(a) of the Exchange Act, which imposes liability on individuals who control any person or entity that violates § 10. See Am. Compl. ¶¶ 82-87; see also 15 U.S.C. § 78t(a). “To assert a prima facie case under Section 20(a), a plaintiff ‘must show a primary violation by the controlled person and control of the primary violator by the targeted defendant, and show that the controlling person was in some meaningful sense a culpable participant in the fraud perpetrated by the controlled person.’” Mechel, 811 F. Supp. 2d at 882 (quoting S.E.C. v. First Jersey Sec., Inc., 101 F.3d 1450, 1472 (2d Cir. 1996)). Given that a control person liability claim under § 20(a) is predicated on a primary violation of the securities laws, the control person liability claims must be dismissed because Plaintiff has failed to allege a primary violation under § 10(b). See Rombach, 355 F.3d at 178 (“Because we have already determined that the district court properly dismissed the primary securities claims against the individual defendants, these secondary claims must also be dismissed.”); see also Mechel, 811 F. Supp. 2d at 859 n.4, 882 (dismissing §20(a) claims against individual defendants who resided in Russia and had therefore not been served with the complaint nor joined the company’s motion to dismiss).

F.	Leave to Amend

Net 1 requests that this Court dismiss Plaintiff’s action with prejudice. Def.’s Mem. at 25; see also Def.’s R. Mem. at 1, 10. Plaintiff conversely requests that if the Court grants Net 1’s Motion to Dismiss, that the Court also grant Plaintiff leave to amend the Amended Complaint. Pl.’s Opp’n Mem. at 23. Plaintiff, however, provides no explanation of how the complaint may be amended in order to sufficiently state a claim under Section 10b and Rule 10b-5. Id.

Rule 15 of the Federal Rules of Civil Procedure instructs courts to “freely give leave” to replead “when justice so requires.” FED. R. CIV. P. 15(a)(2); see also Foman v. Davis, 371 U.S. 178, 182 (1962). The “usual practice” in this Circuit upon granting a motion to dismiss is to permit amendment of the complaint. See Special Situations Fund III QP, L.P. v. Deloitte Touche Tohmatsu CPA, Ltd., 33 F. Supp. 3d 401, 446-47 (S.D.N.Y. 2014) (citing Ronzani v. Sanofi S.A., 899 F.2d 195, 198 (2d Cir. 1990)). However, amendment “is not warranted absent some indication as to what appellants might add to their complaint in order to make it viable.” Shemian v. Research In Motion Ltd., 570 Fed. App’x 32, 37 (2d Cir. 2014) (summary order); Porat v. Lincoln Towers Community Ass'n, 464 F.3d 274, 276 (2d Cir. 2006) (“Especially given that plaintiff’s counsel did not advise the district court how the complaint’s defects would be cured, upon all the facts of this case we find no abuse of discretion and decline to remand for repleading.”). Nevertheless, “where the possibility exists that the defect can be cured, leave to amend at least once should normally be granted unless doing so would prejudice the defendant.” Laborers Local 17 Health and Ben. Fund v. Philip Morris, Inc., 26 F. Supp. 2d 593, 605 (S.D.N.Y. 1998) (citing Oliver Schools, Inc. v. Foley, 930 F.2d 248, 253 (2d Cir. 1991)); see also ATSI Comms., Inc., 493 F.3d at 108 (2d Cir. 2007) (noting that “courts typically grant plaintiffs at least one opportunity to plead fraud with greater specificity when they dismiss under Rule 9(b)” but denying leave to amend where the plaintiff was already given that opportunity); Luce v. Edelstein, 802 F.2d 49, 56-57 (2d Cir. 1986) (“Complaints dismissed under Rule 9(b) are almost always dismissed with leave to amend.”)). While Plaintiff has amended once as a matter of right, Plaintiff has not been granted leave to amend.18 See Ronzani, 899 F.2d at 198 (finding the district court abused its discretion in dismissing the complaint without granting leave to amend where the plaintiff “had not previously been given leave to amend”—although the original complaint was amended once pursuant to Rule 15( a) as a matter of course-and had offered to amend the complaint). Because it is possible that Plaintiff can plead additional facts to remedy the deficiencies identified in this opinion without prejudice to Defendants, Plaintiff is granted leave to amend.

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18 At the pre-motion conference the Court did not determine whether its dismissal, if granted, would be final. Cf. Sinay v. CNOOC Ltd., No. 12 Civ. 1513 (KBF), 2013 WL 1890291, at *10 (S.D.N.Y. May 6, 2013) (dismissing complaint with prejudice where, at pre-motion conference, court explicitly stated that any ruling on pending motion to dismiss would be with prejudice), aff'd, 554 Fed. App’x 40 (2d Cir. 2014) (summary order).

IV.	Conclusion

For the reasons set forth above, Net 1's motion to dismiss is GRANTED. Plaintiffs Second Amended Complaint shall be filed, if at all, on or before October 16, 2015. The Clerk of the Court is respectfully directed to terminate the motion, Doc. 28. 19

It is SO ORDERED.

Dated: September 16, 2015
             New York, New York

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19 The PSLRA requires the Court to "include in the record specific findings regarding compliance by each party and each attorney representing any party with each requirement of Rule 11(b) of the Federal Rules of Civil Procedure as to any complaint, responsive pleading, or dispositive motion." 15 U.S.C. § 78u-4(c)(1). Neither the claims nor defenses were harassing or frivolous. All factual contentions had evidentiary support or were reasonably based on belief or a lack of information. Furthermore, Net 1 did not affirmatively allege any improper conduct or move for sanctions. In accordance with the PSLRA, the Court finds that the parties and counsel in this matter have complied with Rule 11 (b).